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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in Central Garden & Pet Company's Registration Statement Nos. 333-09065, 333-01238, 33-96816, 33-89216, 33-72326,
333-22209, 333-41931 and 333-84737 on Form S-8, Registration Statement Nos. 333-
05261, 333-26387 and 333-46437 on Form S-4 and Registration Statement Nos. 333-21603 and 333-48617 on Form S-3 of our reports dated December 20, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph related to the Company negotiating final payments due under an expired vendor contract) appearing in this Annual Report on Form 10-K/A of Central Garden & Pet Company for the year ended September 25, 1999.


/s/DELOITTE & TOUCHE LLP

San Francisco, California
October 25, 2000